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                                                                      EXHIBIT 11

                              THE FIRST YEARS INC.
                        PRIMARY NET INCOME PER SHARE AND
                       FULLY DILUTED NET INCOME PER SHARE


                                                         Three Months Ended                        Nine Months Ended
                                                   -------------------------------           -------------------------------
                                                            September 30,                             September 30,
                                                   -------------------------------           -------------------------------

                                                      1997                 1996                 1997                 1996
                                                   ----------           ----------           ----------           ----------

PRIMARY NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares                 $1,803,803           $1,376,063           $5,479,867           $3,929,730
                                                   ----------           ----------           ----------           ----------


 Primary net income per share                      $     0.34           $     0.27           $     1.05           $     0.81
                                                   ----------           ----------           ----------           ----------


SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                         5,017,803            4,937,544            4,979,131            4,661,544

Common stock equivalents - options                    239,426              213,207              224,398              200,588
                                                   ----------           ----------           ----------           ----------
Total common stock and common
stock equivalent dilutive shares                    5,257,229            5,150,751            5,203,529            4,862,132
                                                   ==========           ==========           ==========           ==========



FULLY DILUTED NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares                 $1,803,803           $1,376,063           $5,479,867           $3,929,730
                                                   ----------           ----------           ----------           ----------


 Fully diluted net income per share                $     0.34           $     0.27           $     1.05           $     0.81
                                                   ----------           ----------           ----------           ----------

SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                         5,017,803            4,937,544            4,979,131            4,661,544

Common stock equivalents - options                    260,877              215,264              242,584              211,518
                                                   ----------           ----------           ----------           ----------
Total common stock and common
stock equivalent dilutive shares                    5,278,680            5,152,808            5,221,715            4,873,062
                                                   ==========           ==========           ==========           ==========


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